UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 12, 2007
Date of Report (Date of Earliest Event Reported)

TASTY FRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-4460NY	65-0259052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 975, Blue Bell, PA		19422
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (215) 628-3383

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On August 19, 2005, our auditors, Baratz & Associates, P.A., resigned.  Their resignation letter, in part provided that in their letter to us dated July 29, 2005, they requested that we provided them with additional information no later than August 9, 2005.  Since we did not provide them with the requested information by that date and other matters related to information that we previously provided to them regarding our authorized capital, they elected to resign.  A copy of Baratz’s August 19, 2005 letter is filed as Exhibit 16.1 to this Form 8-K.  We are currently attempting to retain new auditors.  Until new auditors are engaged, we will not be able to resume our reporting requirements with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In their letter, Baratz requested that their reports for their audits of financial statements for the years ended January 31, 2004 and 2003 and their review of interim financial statements including in Form 10-QSB reports for the quarters ended July 31, 2002, October 31, 2002, April 30, 2003, July 31, 2003, October 31, 2003, April 30, 2004, July 31, 2004 and October 31, 2004 should no longer be relied upon. Accordingly, there were disagreements between us and Baratz for matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  To date, these disagreements have not been resolved to the satisfaction of Baratz thereby requiring us to make reference to these matters of the disagreements in the reports on the financial statements for such period and are been reportable events (as defined by Item 304 of Regulation S-B).  We delivered to Baratz certain materials and information, namely a Certificate of Correction amending our Articles of Incorporation to 300 million shares, $0.01 par value along with requisite shareholder approval in essence complying with the requested information outlined in their September 2005 letter.  We believe that the materials submitted to Baratz permitted them to concur that there are no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure not resolved to their satisfaction thereby removing such qualifications for the reports accompanying the financial statements for such years.

Baratz, through their legal counsel, informed us that they do not believe Item 304(a) is applicable to them, since the rule covers the two (2) most recent fiscal years or any later interim period.  We intend to provide Baratz and their counsel with a filed copy of this Form 8-K filing along with a request to provide the letter addressed to the Commission pursuant to Item 304(a)(3).  Their counsel has indicated that upon receipt of the filed Form 8-K and our request for the letter addressed to the Commission, they will further evaluate their obligations to provide such letter.  To the extent that we receive the requested letter, we will file such document with the Commission in a separate Form 8-K filing.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 30, 2007, Edward C. Kelly resigned as a member of our Board of Directors as well as our President and Chief Executive Officer resulting from the Enforcement Action (as further described in Item 8.01 of this Form 8-K).  As a result of Mr. Kelly’s resignation, the Board named Jurgen Wolf to serve as the President/Chief Executive Officer and Treasurer and Kurt Ziemer to serve as the Secretary of the Company effective October 27, 2007.  Messrs Wolf and Ziemer have been members of the Company’s Board of Directors for 12 and 11 years, respectively.

Mr. Wolf age 72 has been a member of our Board of Directors and member of our Executive Committee since September 1995 and was named our President/Chief Executive Officer and Treasurer on October 27, 2007.  Since June 1994, Mr. Wolf has served as the

President of J. A. Wolf Projects, Ltd., a private Vancouver company engaged in commercial and industrial contracting.  Mr. Wolf is the President of Canadian Eagle Energy Corporation and Gold Jubilee Capital Corp.  Mr. Wolf is a director in four (4) Canadian publicly traded companies, which include: Consolidated Gulfside Industries, Ltd. [GMG.V], Odyssey Petroleum Corp. [ODE.V], U.S. Oil, Inc. [USR.V] and Key Capital Group, Inc. [APS.V].   Mr. Wolf serves as a director for Canadian Eagle Mining Corp., Golden Raven Resources, Ltd., Geocore Exploration, Inc., First Gold Exploration, Inc., TransAmerica Energy, Inc., Altima Resources, Ltd. and Garuda Capital Corporation. Mr. Wolf, a native of Germany graduated in 1952 from Bencef Schule located in Stuttgart, Germany with a major in Hotel Management.

Mr. Ziemer age 53 has been a member of our Board of Directors since October 1996 and was named our Secretary on October 27, 2007.  From 1989 to 2007 Mr. Ziemer owned and operated Ziemer Buick Pontiac GMC located in New Holland, Pa. Since 2007, Mr. Ziemer has been a partner and manager in Turner Buick, Pontiac, GMC located in New Holland, Pennsylvania. Mr. Ziemer is a 1977 graduate of Penn State University with a Bachelor of Science degree in Marketing and Management.

Mr. Kelly, through an entity that he owns (Mega Consultants, LLC, a Pennsylvania limited liability company) entered into a Consulting Agreement dated November 1, 2007.  The material terms of this Consulting Agreement are set forth below and the entire agreement is filed as Exhibit 10.1 to this Form 8-K. The material terms of the Consulting Agreement with Mega Consultants, LLC (an entity owned entirely by Mr. Kelly) are as follows: (i) a term of five (5) years with automatic two (2) year renewal terms unless terminated in writing by either party 90 days prior to the end of the current term; (ii) a consulting fee of $12,500 per month with the right to covert the payment from cash to shares of common stock at a price per share to be established by the closing bid of the stock as of the first business day of each month; (iii) reimbursement of all customary and reasonable expenses; (iv) a right to receive a royalty equal to $250 per machine that is sold, leased or commercially operated by the Company for  a period of 25 years from the date of this Agreement; and (v) a stock purchase right for up to 1,000,000 shares of our  common stock for each full year under the Consulting Agreement commencing on November 1, 2007, with the purchase price per share to be established as the closing bid price of our stock as of November 1 of each year (or the next business day thereafter) and each option grant good from ten (10) years from the right to acquire such stock.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Our original Articles of Incorporation (the "Articles") authorized us to issue 200 million shares common stock, $0.001 par value (the “Common Stock”) and we were formed initially under the name Y.O. Systems, Ltd.  After our initial incorporation, the following events occurred: (i) in February 1987, we changed our name to Metro Systems, Inc.; (ii) in July 1991, we changed our name to Adelaide Holdings, Inc., decreased the number of shares of Common Stock we were authorized to issue from 200 million to 100 million shares, created 5,000,000 shares preferred stock, $0.001 par value and effectuated a 50 to 1 reverse stock split ; (iii) in September 1993, we changed our name to Tasty Fries, Inc.; (iv) in December 1996, we effectuated a 20 to 1 reverse stock split and amended our articles to authorized 25 million shares of Common Stock and 5 million shares of preferred stock, $0.001 par value (the “Preferred Stock’); (v) in August 1999, we amended our articles to increase the number of shares of Common Stock to 50 million shares; (vi) in September 2003, we believed we increased the number of shares of Common Stock we were authorized to issue from 50 million to 150 million shares (the "150 Million Share Increase"); (vii) in October 2004, we attempted to increase the number of shares of Common Stock that we were authorized to issue from 150 million to 200 million shares (the "200 Million Share

Increase"); (viii) in January 2005, we attempted to increase the number of Common Stock authorized to issue from 200 million to 300 million shares (the "300 Million Share Increase," and together with the 150 Million Share Increase and 200 Million Share Increase, the "Capital Changes"); and (ix) we attempted to create a Class A preferred stock, $1.00 par value from the 5,000,000 shares of Preferred Stock previously authorized.

We have since determined that all of the Capital Changes were not validly adopted by our board of directors, approved by our shareholders and/or filed with the Secretary of State of the State of Nevada as required by the laws of the State of Nevada.  As a result, it appears we were never authorized to issue more than 50 million shares of Common Stock and 5 million shares of Preferred Stock.  Until January 18, 2008 (as described in more detail below) all shares of Common Stock issued in excess of 50 million shares appeared to have been issued in excess of the authorized amount.

Given the foregoing, we were able to determine and identify the owners of the validly issued shares of Common Stock prior to the 150 Million Share Increase.  We were able to ascertain and identify those shareholders that consist of a majority of the validly issued shares when we authorized to issue 50 million shares of Common Stock.  These shareholders held shares consisting of a majority of our validly issued outstanding shares as of that date and appear to continue to hold a majority of the validly issued shares of Common Stock.

After making the aforementioned factual findings, we proceeded to retain legal counsel in the State of Nevada to determine the effect of the invalidity of some or all of the Capital Changes and to confirm the foregoing analysis under Nevada law regarding the identification of these shareholders.  Based on our discussions with Nevada counsel and the information described above, we determined that these shareholders had the power under Nevada law to amend our articles of incorporation to increase our authorized shares of Common Stock to 300 million. We also believed that the issuance of Common Stock in excess of the authorized amount could be cured by these shareholders and our board of directors.

In addition, on January 9, 2008, we filed a Certificate of Correction with the Nevada Secretary of State to our Certificate of Amendment to Articles of Incorporation dated January 12, 2005 and filed on January 13, 2005 increasing our authorized shares to 300,000,000, $0.01 par value.  The Certificate of Correction was filed in order to: (i) amend and restate Article IV(a) of our Articles in full; (ii) correct the total number of shares outstanding and entitled to vote on such amendment from 128,4554,195 (as filed with a typographical error in the January 2005 filing) to 50,000,000 shares; and (iii) the number of our shares and percentage approving such amendment from 65,985,146 shares and 51.26% (as filed in the January 2005 filing) to 26,752,514 shares and 53.50%, respectively.  A copy of the filed Certificate of Correction is filed as Exhibit 3.1(a).1 to this Form 8-K.

On January 18, 2008 we took the following action: (i) filed Amended and Restated Articles of Incorporation with authorized shares of Common Stock and Preferred Stock authorizing 300 million and 5 million shares, $0.001 par value, respectively (the “Restated Articles”); (ii) filed an Amended and Restated Certificate of Designation (“Restated Certificate”) to create and ratify Class A preferred stock (the “Class A Preferred”).  The shareholders owning a majority of the validly issued and then outstanding Common Stock adopted, ratified and approved each of these actions listed in (i) and (ii).  Copies  of the filed Amended and Restated Articles and Certificate of Designation are filed as Exhibits 3.1(a).2 and 3.1(a).3 to this Form 8-K, respectively.

Item 8.01	Other Events.

On July 12, 2007, the Commission filed a complaint (Securities and Exchange Commission v. Tasty Fries, Inc., Edward, C. Kelly and Louis M, Kelly, Civil Action Number 07-CV-2857 (E.D. Pa.)) against us, our former President and Chief Executive Officer, Edward C. Kelly, Louis M. Kelly, Esq. alleging that they, we, and Mr.. Edward Kelly issued our stock without proper authorization; issued and filed with the Commission false and misleading financial statements; made false and misleading statements in press releases and Commission filings; and, together with Louis M. Kelly (Mr. Kelly’s son) engaged in the unregistered sale of our securities. The Commission claimed that we, assisted by Mr. Edward Kelly committed reporting, record keeping and internal control violations.

The Commission's complaint alleges that between 2001 and 2005, Mr. Edward Kelly, on 4 occasions, improperly attempted to increase the number of authorized shares of our stock. As a result, since 2001, we issued over 78 million more shares of common stock than our articles of incorporation authorized and incorrectly accounted for its issuances of common stock in our financial statements.  As a result of this over-issuance, since January 2002, all of our financial statements filed with our annual and periodic reports were materially misstated.  The complaint also stated that between 2002 and 2004, we and Edward Kelly also made materially false and misleading statements in press releases and in Commission filings relating to the development and production status of a French fry vending machine that we were developing.  Based on these press releases and Commission filings, Edward Kelly improperly profited by $32,925 by improper trading in our stock.  On January 9, 2008, we filed a Certificate of Correction pursuant to Nevada law which amended our Articles of Incorporation to increase our authorized shares to 300 million shares, $0.01 par value and on January 18, 2008, we filed the Restated Articles and Restated Certificate after obtaining shareholder approval pursuant to Nevada Revised Statutes Section 78.320(2) and on January 18, 2008, we filed Restated Articles and Restated Certificate.

The Commission's complaint also alleged that we, Edward Kelly and Louis Kelly engaged in improper unregistered offers and sales of our common stock by compensating advisors and consultants with our common stock for sales that we did not effectively register with the Commission.  This stock was paid to consultants and advisors who either did not provide bona fide services or provided promotional and investor relations services to us.  In 3 such instances, Louis Kelly, an attorney licensed in Pennsylvania, authored the legal opinions filed with ineffective registration statements. The complaint further alleges that we and Edward Kelly also engaged in improper unregistered sales of our common stock by engaging in so-called "gypsy swaps" in which they arranged for shareholders to sell purportedly our non-restricted stock to others, in exchange for which we ultimately received all or some of the stock purchase price, and the selling shareholders received from the us newly issued restricted shares, which sometimes included extra bonus shares provided as an inducement for the shareholders to sell their purportedly non-restricted stock.

The Commission's complaint further alleges that we, aided and abetted by Edward Kelly, failed to make filings with the Commission of required annual, quarterly and current reports; to make and keep books, records, and accounts that accurately and fairly reflect our transactions and dispositions of our assets; and to devise and maintain an adequate system of internal accounting controls.

Without admitting or denying the allegations in the complaint, we consented to the entry of a final judgment, subject to the court's approval, in which we are permanently enjoined from further violations of Sections 5(a), 5(c) and 17(a) of the Securities Act of 1933, as amended (the “Securities Act”) and Sections 10(b), 13(b)(2)(A), 13(b)(2)(B), and 15(d) of the Exchange Act and Rules 10b-5, 12b-20, 15d-1, 15d-11, and 15d-13 thereunder.  Without admitting or denying the allegations in the complaint, Edward Kelly consented to the entry of a final judgment, subject to the court's approval, in which he is: (i) permanently enjoined from further violations of Sections 5(a), 5(c), and 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rules 10b-5 and 15d-14 thereunder, and from aiding and abetting violations of Sections 13(b)(2)(A), 13(b)(2)(B), and 15(d) of the Exchange Act and Rules 12b-20, 15d-1, 15d-11, and 15d-13 thereunder; (ii) barred from acting as an officer or director of a public company; (iii) ordered to pay disgorgement of his trading profits, plus prejudgment interest, totaling $39,245; and (iv) ordered to tender 3,115,165 shares of Tasty Fries stock for cancellation. Without admitting or denying the allegations of the complaint, Louis Kelly consented to the entry of a final judgment, subject to the court's approval, in which he: (i) is permanently enjoined from further violations of Sections 5(a) and 5(c) of the Securities Act; and (ii) ordered to pay a civil penalty of $19,500.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description of Exhibit

3.1(a).1	Certificate of Correction to Certificate of Amendment to Articles of Incorporation dated August 28, 2007 and filed with Nevada Secretary of State on January 9, 2008.
3.1(a).2	Amended and Restated Articles of Incorporation
3.1(a).3	Restated Series A Preferred Stock Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock.
10.1	Consulting Agreement dated November 1, 2007 with Mega Consultants, LLC, a Pennsylvania limited liability company.
16.1	Resignation Letter from Baratz & Associates, P.A. dated August 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY FRIES, INC.

Date: January 25, 2008	/s/ JURGEN WOLF
Jurgen Wolf
President/Chief Executive Officer